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                                                                    EXHIBIT 99.1

                            Group 1 Automotive, Inc.
                            950 Echo Lane, Suite 100
                              Houston, Texas 77024



March 20, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

We have received, on the date hereof, representation from Arthur Andersen LLP that their audit of the financial statements contained in Group 1 Automotive, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, of which this Exhibit 99.1 is a part, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Arthur Andersen personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.


Sincerely,


/s/ Scott L. Thompson
Executive Vice President -- Chief Financial Officer and Treasurer
Group 1 Automotive, Inc.